Exhibit 10.3

CONTRACT OF LEASE

KNOWN ALL MEN BY THESE PRESENTS:

That this Contract of Lease is made and entered into this 16th day of March 2017, at the city of Manila, Philippines, by and between:

PHILIPPINE AMUSEMENT AND GAMING CORPORATION (“PAGCOR”), a government – owned and – controlled corporation created and existing by virtue of Presidential Decree No. 1869, as amended, with office address at the 5th Floor, PAGCOR Corporate Office, New World Manila Bay Hotel, 1588 Pedro Gil cor. M.H. Del Pilar Streets, Malate, Manila, represented herein by its general signatory for all contracts, Chairman & Chief Executive Officer, ANDREA D. DOMINGO, the execution of this Contract of Lease having been approved during the meeting of the PAGCOR Board of Directors on January 4, 2017, hereinafter referred to as “LESSOR”;

-and-

TIGER RESORT LEISURE AND ENTERTAINMENT, INC. (“TIGER”), a corporation duly organized and existing under the laws of the Republic of the Philippines, with principal office address at Okada Manila, New Seaside Drive, Entertainment City, Barangay Tambo, Parañaque City, Metro Manila, represented herein by its Chairman, KAZUO OKADA, duly authorized for the purpose of this Contract of Lease under Board Resolution dated March 3, 2017, hereinafter referred to as “LESSEE”.

(Hereinafter, LESSOR and LESSEE shall be collectively referred to as the “Parties.”)

WITNESSETH:

WHEREAS, LESSOR is a Government Owned and Controlled Corporation created by Presidential Decree No. 1869, as amended by Republic Act No. 9487 (hereinafter referred to as the “PAGCOR Charter”);

WHEREAS, LESSOR is mandated by the PAGCOR Charter to establish and operate clubs and casinos, for amusement and recreation, including such other forms of amusement and recreation which will generate sources of additional revenue to fund infrastructure and socio-civic projects, and create recreation and integrated facilities which will expand and improve the country’s existing tourist attractions;

WHEREAS, under the PAGCOR Charter, LESSOR is authorized to enter into, make, conclude, perform and carry out contracts of every kind and nature and for any lawful purpose which are necessary, appropriate, proper or incidental to any of its business or purpose, with any person, firm, association or corporation; acquire the right of way or access to or thru public land, public waters or harbors, including the Manila Bay Area, including but not limited to the right to lease and/or purchase public lands; to do and perform such other acts directly related to the efficient and successful operation and conduct of games of chance in accordance with existing laws and decrees;

WHEREAS, in furtherance of its mandate, LESSOR invited interested proponents to submit applications to qualify for a LESSOR license to operate integrated casino entertainment complexes within the Entertainment City Manila (the “Entertainment City”) located along Manila Bay in Parañaque City or such other locations in this vicinity as may be approved by LESSOR;

WHEREAS, under the Terms and Reference for the Entertainment City, applicants must have the financial capability and a well-established experience in the hotel and gaming business and must submit proposals for a total entertainment complex with a minimum project cost of US$1 billion to be developed either on land owned by the applicant, or on land owned by LESSOR within the Entertainment City under such arrangement as may be acceptable to LESSOR;

WHEREAS, LESSEE submitted a proposal to LESSOR pursuant to the Terms of Reference for the Entertainment City and was granted a Provisional License establish and operate casinos for both local and foreign patrons dated 5 August 2008 (the “Provisional License”)

WHEREAS, under the terms of the Provisional License, LESSEE shall develop a parcel of land and operate therein an integrated resort and entertainment complex with hotel, casino, residential areas, and themed development components (the “Project”), in accordance with a master development plan to be approved by LESSOR;

WHEREAS, the National Government, through the Philippine Reclamation Authority (“PRA”), formerly, Public Estates Authority, was the registered owner of a parcel of reclaimed land located at Central Business Park I, Islands B and C of the Bay City, Parañaque City, Metro Manila with an area of approximately Four Hundred Thousand (400,000) square meters, more or less, which is a portion of Original Certificate of Title No. 289 issued by the Registry of Deeds of Parañaque City (hereinafter referred to as the “Property”);

WHEREAS, on 29 November 2007, a Deed of Conditional Sale (the “Deed of Conditional Sale”) was executed between the PRA and LESSOR covering the purchase by LESSOR from PRA on installment of the Property to form part of the Entertainment City;

WHEREAS, LESSOR is willing to lease to LESSEE, and LESSEE is willing to lease from LESSOR, Lot 24/12 (the “Leased Property”), under the terms and conditions hereinafter set forth;

NOW, THEREFORE, for and in consideration of the foregoing premises and covenants hereinafter stipulated, the parties have agreed as they hereby agree to the following terms and conditions;

ARTICLE I

THE SUBJECT PROPERTY FOR LEASE

Section 1. THE LEASED PROPERTY. The Leased Property shall have an area of approximately:

LOT 24/12	TWENTY SEVEN THOUSAND ONE HUNDRED SIXTY FIVE (27,165) square meters.

In the event that the actual area of the Leased Property is reduced for whatever reason during the effectivity of this Contract of Lease, the Parties undertake that they will, in good faith and with their best efforts, cause an amendment of this Contract of Lease for the purpose of reducing the amount of lease payments discussed and provided in Article I, Section 3 hereof in proportion to, and to the extent of, the area excluded from the original area of the Leased Property as indicated herein; Provided, however, that any reduction of the area of the Leased Property shall only become effective if LESSEE shall have given its prior written consent thereto.

Section 2. ESPLANADE AREA. LESSEE shall have the right to develop, improve and/or maintain the portion of the Esplanade (the “Esplanade Area”), which, although not forming part of the Property, is located in front of the Property, for the purposes of ensuring the aesthetic integrity of the Project and the seamless development of the Leased Property, and enhancing the marketability of the Project; Provided, that during the Lease Period (as defined hereunder), the LESSEE shall pay all taxes and fees that may be due on the Esplanade Area; Provided, further, that any and all income generating activities derived from the Esplanade Area shall be subject to an agreement which shall be executed between the Parties prior to LESSEE’s development of the Esplanade. For this purpose, the Parties undertake that they will, in good faith and with their best efforts, enter into an agreement for the purpose of determining the respective shares of LESSOR and LESSEE in the income to be generated by or from the Esplanade Area, with principal consideration to (i) the total value of the improvements that LESSEE shall have made and/or constructed; and (ii) the LESSOR’s agreement with the PRA on the Esplanade Area.

LESSEE shall comply with the development parameters under the Boulevard 2000 integrated Framework Plan and such other Declaration of Restrictions that may be implemented in the Property. For this purpose, LESSEE shall include in the Master Development Plan (the “MDP”) for the Leased Property the development plan for the Esplanade Area.

Section 3. PURPOSE. The Leased Property forms part of the Property into which the Entertainment City will be developed into a world-class, self-contained 24/7 family-oriented entertainment and gaming complex which offers complete facilities for total entertainment, leisure and gaming experience. LESSEE shall lease the Leased Property for the purpose of developing and maintaining thereon a world-class entertainment city. The Leased Property shall feature hotel, gaming, retail, amusement, and themed development areas in accordance with MDP and Project Implementation Plan (“PIP”) approved by both Parties. The MDP for the Leased Property shall form part of the Master Plan for the Entertainment City. The MDP and the PIP that will show developments on the Leased Property amounting to at least One Billion United States Dollars (US$1 Billion), shall be presented by the LESSEE to the LESSOR. LESSEE shall not make or cause or permit the making of any material change in the approved MDP and/or the approved PIP for the Leased Property unless prior written approval and consent of LESSOR is obtained, which approval and consent shall not be unreasonably withheld by LESSOR.

LESSEE shall provide for and bear all cost of the boundary survey and other surveys it may want to conduct on the Leased Property and taking into consideration road right-of-way requirements of LESSOR. LESSEE is also authorized to conduct technical survey for purposes of verifying the exact area and location of the Leased Property.

Section 4. LEASE PERIOD. The Lease Period shall be from June 28, 2012, and shall be until July 11, 2033, unless sooner revoked, rescinded or cancelled under Article IV, Section 2 of this Contract of Lease.

Upon the expiration of the Lease Period and provided that the term of the PAGCOR Charter shall have been extended under substantially the same terms and conditions as the current PAGCOR Charter, then the Parties shall have the option to renew this Contract of Lease for the period of the extended term of the PAGCOR Charter and under substantially the same terms and conditions. If the term of the PAGCOR Charter is extended under terms and conditions which are not substantially similar to the terms and conditions of the current PAGCOR Charter, then this Contract of Lease may be renewed by the Parties subject to the terms of the extension of the PAGCOR Charter and such terms and conditions as may be agreed upon by the Parties.

Section 5. ANNUAL LEASE RENTAL.

meters:

                         For clarity, the Annual Lease Rental for the Leased Property under this Contract of Lease shall be:

YEAR	ANNUAL LEASE RENTAL (in PhP)
1
2
3
4
5
6
7
8
9
10
11
12
13
14
15
16
17
18
19
20
21
22

The LESSEE shall pay the Annual Lease Rental starting from 2012 until the current year (Years 1 to 5) without need of demand from the LESSOR, within fifteen (15) days from the execution of this Contract of Lease.

The LESSEE shall pay the next Annual Lease Rentals without need of demand from LESSOR within fifteen (15) days from the anniversary date of the start of the Lease Period (28th of June), starting 2017 and every year thereafter.

Provided, that if the last remaining year of the Lease Period shall comprise of less than twelve months, the LESSEE shall pay only a proportionate amount of the stipulated Annual Lease Rental for that particular year corresponding to the actual number of months for which the Contract of Lease shall remain effective.

As shown in the above schedule, the Annual Lease Rental shall increase by two and a half percent (2.5%) (the “2.5% Escalation Rate”) starting on the 16th year of the Lease Period and every year thereafter.

The provisions of this Section 3 notwithstanding, beginning on the 16th year of the Lease Period and until the expiry thereof, LESSEE shall pay LESSOR an annual lease payment which shall be the higher either (i) the amount indicated in the above schedule or (ii) the amount equivalent to three percent (3%) of the zonal value designated by the Bureau of Internal Revenue (BIR) for the total area of the land constituting the Leased Property, excluding the value of any improvements thereon.

The Lease Rental once it falls due shall be considered public funds.

Section 6. TURN OVER OF THE LEASED PROPERTY. The LESSEE acknowledges that the LESSOR turned over the Leased Property to LESSEE as of June 28, 2012.

LESSOR shall ensure LESSEE’s peaceful and continued possession of the Leased Property during the Lease Period.

Section 7. SUB-LEASE. LESSEE shall, subject to LESSOR’s approval of the sub-LESSE and its development plan, which consent shall not be unreasonably withheld, have the right to sub-lease the Leased property, in whole or in part; Provided, that the provisions of this Contract of Lease shall be incorporated by reference in the contract covering such sub-lease and a copy of such contract of sub-lease shall have been submitted by the LESSEE to the LESSOR; Provided, further, that the purpose of the sub-lease shall be consistent with the parameters and guidelines set by (i) this Contract of Lease, (ii) the approved MDP, and (iii) the approved PIP of the Provisional License.

Failure of LESSEE to comply with the immediately preceding paragraph shall entitle LESSOR to impose upon LESSEE a penalty in an amount equivalent to one (1) year’s rental as provided under the relevant sub-lease contract.

Thereafter, the LESSEE shall seek the LESSOR’s approval of the sub-LESSEE and its development plan. If the LESSOR finds the sub-LESSEE and its development plan to be acceptable, the LESSOR will notify the LESSEE in writing, of such approval.

However, if the LESSOR finds the sub-LESSEE and its development plan to be unacceptable to it, the LESSOR shall require the LESSEE to immediately cause the termination of the sub-lease contract within thirty (30) days from LESSEE’s receipt of written notice from LESSOR requiring such termination.

Failure of LESSEE to terminate the relevant sub-lease contract within the 30-day period shall entitle LESSOR to impose upon LESSEE a penalty in an amount equivalent to one (1) year’s rental as provided under the relevant sub-lease contract, for every month of delay or a fraction thereof.

In the event that LESSEE enters into a sub-lease contract in accordance with this Section 5, it is understood and agreed that LESSOR shall receive a fee equivalent to Five Percent (5%) of any and all gross revenues paid by these sub-lease tenants to LESSEE, and which shall be payable by the LESSEE to the LESSOR without need of demand, within seven (7) days from the payment deadline(s) as set forth in the relevant sub-lease contract.

Section 8. PRE-TERMINATION PENALTY. The LESSEE may pre-terminate this Contract of Lease by giving LESSOR written notice thereof at least Ninety (90) days prior to the intended date of pre-termination; Provided, that in the event of such pre-termination, LESSEE shall be liable to the LESSOR for a pre-termination penalty in the amount of PESOS: FIFTY MILLION (Php50,000,000.00) (the “Pre-Termination Penalty”).

Section 9. INSPECTION, NO WARRANTY. Except as provided under Article I Section 4, LESSOR leases the Leased Property to LESSEE on an “as-is-where-is” basis. LESSEE hereby declares that it has conducted a visual inspection of the Leased Property prior to the execution of this Contract of Lease. LESSOR warrants that it has the sole power and authority to develop, deal in, and transact on the Leased Property but MAKES NO WARRANTY AS TO THE PHYSICAL CONDITION, MARKETABILITY, OPERATIONAL OR STRUCTURAL CAPABILITY, OR AS TO THE ABSENCE OF ANY HIDDEN DEFECTS OF THE LEASED PROPERTY.

Section 10. SURETY BOND. The LESSEE shall, within thirty (30) days from the execution of this Contract of Lease, post a Surety Bond in favor of PAGCOR in the amount of PESOS: FIFTY MILLION (Php50,000,000.00) to cover for the Pre-termination Penalty stipulated in Article I Section 6, in the event that the remaining balance of the Annual Lease Rental as of the date of pre-termination has been fully used up or shall be insufficient to cover the payment for such Pre-termination Penalty. The Surety Bond shall be renewed annually by the LESSEE until the end of the Lease Period.

ARTICLE II

USAGE AND UPKEEP OF THE LEASED PROPERTY

Section 1. USAGE. LESSOR hereby leases the Leased Property to LESSEE and LESSEE undertakes to develop and use the Leased Property in accordance with the terms of (i) this Contract of Lease, (ii) the Provisional License and/or the Regular Casino Gaming License, (iii) the approved MDP, (iv) the approved PIP, and (v) for such other purposes as may be allowed by law. The approved MDP and the approved PIP contained in the Provisional License shall likewise form an integral part of this Contract of Lease.

The LESSEE may introduce a business activity and/or develop or construct buildings within the Leased Property other than those components contained in the approved MDP and approved PIP (“New Development”): Provided, that the same is presented to LESSOR for consent, which consent shall not be unreasonably withheld; and, Provided, further, that such New Development must be consistent with the objectives of the Entertainment City, which are: (i) the increase in the influx of tourists into the country in response to national development goals and objectives, specifically in the promotion of tourism in the country, (ii) the generation of substantial employment, and (iii) increased revenues for the national government.

Any New Development made on the Leased Property without the prior written consent of LESSOR shall subject LESSEE to a penalty in the amount of PESOS: ONE HUNDRED THOUSAND PESOS (Php100,000.00), and the LESSEE shall thereafter submit to the LESSOR for approval the plans covering the New Developments, within seven(7) days from the date of LESSOR’s discovery of such New Development. Such penalty shall be paid by the LESSEE to the LESSOR within the said 7-day period.

If the LESSOR finds the plans for the New Development to be unacceptable, the LESSOR shall require the demolition of the said structure(s) at the expense of LESSEE, and the LESSEE shall demolish the same within such reasonable period(s) agreed upon by the Parties. Failure of LESSEE to completely demolish within the agreed period shall subject the LESSEE to penalty in the amount of PESOS: ONE HUNDRED THOUSAND (Php100,000.00) per day of delay. Such penalty shall be paid by the LESSEE to the LESSOR upon completion of the required demolition or at the end of the month, whichever comes first.

LESSEE, in the development and use of the Leased Property, shall:

a.	Undertake on-site development and provide utilities, access roads or internal road networks in the Leased Property as it may deem fit at its sole and exclusive cost;

b.	Strictly comply with the validly subsisting and published development restrictions on the Leased Property;

c.

Strictly comply with (i) the relevant Zoning Ordinance(s) set by the PRA, and (ii) the Parañaque City Government, (iii) the rules and regulations set by the LESSOR governing all entities which have been granted the right to construct, develop and operate which the Entertainment City, (iv) the orders and issuances of the Department of Public Works and Highways (DPWH), and (v) all other pertinent government standards, such as but not limited to the height restrictions set by the Air Transportation Offices (ATO), the National Building Code, the Fire Code and other relevant laws, rules and regulations;

d.	Abide by any annotations existing as of the date hereof, conditions or encumbrances imposed and annotated on the title to the Leased Property, if any; and

e.	Secure any and all required permits including Building Permits, certificates and licenses, from all government entities, bureaus and agencies concerned, whether national or local.

Section 2. PERMANENT IMPROVEMENTS. For the duration of this Contract of Lease, LESSEE retains ownership over all the developments and improvements made on the Leased Property. For this reason, the LESSEE shall maintain in good order and shall keep such developments and improvements competitive. In the event that this Contract of Lease is renewed as provided under Article I, Section 2 hereof, LESSEE undertakes to continue to maintain in good order, renovate or enhance the developments and improvements made on the Leased Property to be competitive.

LESSEE shall exert its best effort to improve the best use of the Lease Property by upgrading the facilities therein at its sole expense.

LESSEE shall invest a substantial amount for the beautification of the surrounding of the Leased Property under a continuing program to be proposed by LESSEE in order to maintain the competitiveness of the area.

Section 3. INSURANCE. LESSEE shall obtain a standard all-risk insurance coverage from a reputable insurance company mutually acceptable to LESSOR and LESSEE for all new construction and improvements introduced to the Leased Property during the Lease Period, whichever is applicable, against all standard insurable risks in an amount equal to the maximum insurable value. LESSEE shall be responsible for the annual renewal of the insurance coverage and shall submit a copy of the official receipt and policy of the insurance coverage to LESSOR within sixty (60) days from obtaining the insurance coverage.

Such insurance shall be to such extent and cover against such risk as may be customary with companies in the same or similar business as the LESSEE.

All premiums on any such insurance coverage shall be for the account of LESSEE.

Failure of LESSEE to obtain and/or renew the insurance policy(ies) covering the aforementioned new construction and improvements shall subject LESSEE, in case of loss or damage thereto, to reconstruct or restore the lost or damaged property at its sole expense.

If LESSEE should obtain any such insurance(s) and the covered risk(s) should occur, the proceeds thereof shall pertain exclusively to LESSEE. Provided that, it is expressly agreed and understood that the said proceeds will be solely used by the LESSEE for the repair/reconstruction of the damaged structure(s). In case the insurance proceeds are insufficient for purposes of reconstruction or restoration as herein required, the LESSEE shall provide the necessary funds to augment the insurance proceeds.

Section 4. RESTORATION OF DAMAGED OR DESTROYED PROPERTY. In the event of damage to or destruction of the property or any part thereof by fire, casualty or otherwise, LESSEE, at its sole expense and whether or not the insurance proceeds, if any, shall be sufficient therefore, shall promptly repair, restore, replace and rebuild (collectively “Restore”) the damaged property, as nearly as possible to the same condition that existed prior to such casualty damage or destruction, using materials of an equal or superior quality existing prior to such casualty. All work required to be performed in connection with such restoration and repair is hereinafter called the “Restoration.”

Within seven (7) days following any damage or destruction to the property by fire, casualty or otherwise, the LESSEE shall give written notice to LESSOR of such damage or destruction, as well as the damages incurred. LESSEE shall likewise include in the said written notice, its proposed period for the submission of Restoration plans and/or other plans on the damaged or destroyed property (the “Submission Period”) to the LESSOR, which period shall not be more than ninety (90) working days from such written notice. By the end the Submission Period, the LESSEE must have submitted to the LESSOR the required Restoration plans and/or other plans on the damaged or destroyed property together with the timetable and duration of the Restoration, for the LESSOR’s approval. The LESSOR may, upon its evaluation of the Restoration plans and/or other plans on the damaged or destroyed property, opt to carve out from the Leased Property such parcel of land pertaining to the damaged or destroyed property, thus consequently reducing the actual area of the Leased Property.

Failure of the LESSEE to submit the required Restoration plans and/or others plans within the Submission Period shall entitle the LESSOR to impose upon LESSEE a penalty in the amount of PESOS: ONE HUNDRED THOUSAND (Php100,000.00) per day of delay. Such penalty shall be paid by the LESSEE to the LESSOR upon submission of the aforementioned plans or at the end of the month, whichever comes first.

The LESSOR’s approval on the timetable and duration of the Restoration shall depend on the gravity of the damage or destruction. If the LESSOR finds the timetable and duration of the Restoration to be acceptable, the LESSOR shall give LESSEE a written notice of such approval. However, if the LESSOR, acting in good faith, finds the timetable and duration of the Restoration to be unreasonable and unacceptable and the Parties shall fail to agree on the timetable and duration of the Restoration, the LESSOR shall be entitled to revoke or cancel this Contract of Lease.

LESSEE shall, within seven (7) days from receipt of such notice of approval, deliver to the LESSOR an Undertaking to complete the Restoration within the approved timetable. Failure of the LESSEE to submit the required Undertaking within the 7-day period shall entitle the LESSOR to impose upon LESSEE a penalty in the amount of PESOS: ONE HUNDRED THOUSAND (Php100,000.00) per day of delay. Such penalty shall be paid by the LESSEE to the LESSOR upon submission of the said Undertaking or at the end of the month, whichever comes first.

The LESSEE may request for an extension of the approved timetable for the Restoration provided that it is not yet in delay of such approved timetable; Provided that such request is supported by a written explanation under oath from the LESSEE, stating the material reasons on why it will not be able to complete the Restoration based on the approved timetable. The LESSOR may allow such extension once it has verified the explanation and finds the same to be acceptable. The LESSOR shall communicate its decision to the LESSEE within thirty (30) days from its receipt of the written request from the LESSEE.

The LESSEE shall obtain a certificate of occupancy as soon as practicable after the completion of such Restoration. Each Restoration shall be done subject to the provisions of this Contract of Lease, the MDP and the PIP.

In the event that the LESSEE is in delay in the Restoration, which delay shall exceed fifty percent (50%) of the approved timetable for the Restoration, the LESSOR may revoke or cancel this Contract of Lease.

No destruction of or damage to the property, or any portion thereof, by fire, casualty or otherwise, whether such damage or destruction be partial or total, shall permit LESSEE to terminate this Contract of Lease or relieve the LESSEE from its obligation hereunder.

Section 5. DISPOSITION OF SCRAP MATERIALS. The Demolition, clearing and disposition of scrap and debris within the Leased Property shall be at the exclusive expense and the responsibility of LESSEE. Demolition, construction and rehabilitation of buildings on the Leased Property which will result in a change and/or deviation from the approved MDP and/or PIP may only be undertake upon the written consent from LESSOR which consent shall not be unreasonably withheld.

Section 6. ENVIRONMENTAL STANDARDS. LESSEE shall ensure that all processes and operations in the Leased Property comply with existing environment standards set forth by applicable laws.

Section 7. TREE CUTTING/TRANSFER PERMIT. LESSEE shall have provisions for the planting of plants, shrubs and trees to enhance the ecological state of the Leased Property. In cases where LESSEE finds it necessary to cut, uproot, transplant or transfer trees, a Special Tree Cutting/Transfer Permit shall be secured from the DENR. No trees shall be cut, uprooted, transplanted or transferred without the Special Permit from the DENR.

Section 8. FIRE HAZARD AND OBNOXIOUS SUBSTANCES. LESSEE shall not introduce, keep, deposit or store in the Leased Property any obnoxious substance or inflammable material or substance that might constitute a fire, safety or health hazard; Provided, that the foregoing prohibition shall not apply to substances and/or materials that are introduced and/or stored in the Leased Property which are reasonably necessary for the operations and/or business of LESSEE.

Section 9. GENERAL MAINTENANCE, SANITATION, REPAIRS, SAFETY AND SECURITY. The cost of general maintenance and upkeep of the Leased Property shall be for the account of the LESSEE. LESSEE shall maintain the Leased Property in a clean, safe and sanitary condition and introduce all the needed repairs at all times. LESSEE shall dispose all its garbage, waste and other pollutants in accordance with the applicable and existing laws or rules. It shall strictly abide with applicable laws and rules and regulations of PEZA, and shall comply with the environmental standards and be responsible for acquiring the necessary permits including the required sanitary permit and clearances form appropriate government agencies. Further, it shall likewise provide its own security for the Leased Property.

Section 10. INSPECTION OF PREMISES. The LESSOR reserves the right to enter and inspect the Leased Property at reasonable times. Whenever practicable, LESSOR should give LESSEE at least three (3) days prior notice of any such intended inspection. LESSEE agrees to cooperate with LESSOR in keeping the Leased Property in good and tenantable condition.

Section 11. ASSIGNMENT/ ENCUMBERANCE OF IMPROVEMENTS. The LESSEE shall have the right to assign, transfer, sell, mortgage or otherwise encumber its building/s, structure/s, without need of the prior written consent of LESSOR; Provided, that LESSEE shall require any such assignee, transferee, buyer, and/ or mortgage to honor the provisions of this Contract of Lease.

ARTICLE III

MAIN ROAD DEVELOPMENT COST

The LESSEE shall share in the actual cost of road development pertaining to the Main Road (the “Main Road Development Cost”). The Main Road shall mean the concrete access road to the Entertainment City that is proposed to be constructed on a parcel of land outside the Leased Property. The Main Road is the area marked in orange in the Lot Allocation Plan attached hereto as Annex A. The Parties shall in good faith enter into a separate agreement concerning the Main Road Development, including a cost-sharing mechanism for its development. This agreement shall be entered into within ninety (90) days from the availability of the contracted cost for such Main Road Development or 90 days from the execution of this Contract of Lease, whichever comes later; Provided that the contracted cost for such Main Road Development as approved by PAGCOR, is available as basis for the Parties to come up with the proper cost-sharing mechanism. Otherwise, all access roads leading the Leased Property to or from the Main Road shall be closed and put into another use to compensate the LESSOR for the cost of road development and the same shall apply to all future roads. This provision shall not be subject to arbitration between the Parties.

ARTICLE IV

DEFAULT

Section 1. INTEREST PAYMENT. In the event that LESSEE fails to pay/remit to LESSOR the annual lease rentals, or other fees and charges due to the LESSOR pursuant to this Contract of Lease on or before their due date, LESSOR shall charge monthly interest at a rate of one percent (1%), and one percent (1%) penalty charge, of the unpaid amount from the date of delay which shall be compounded until full payment is remitted. It is expressly agreed and understood that the payments herein stipulated shall be made without the necessity of express demand and without delay on any ground whatsoever. It is understood and agreed that interest and penalty charges thereon if any, shall not be claimed by LESSEE as its fulfillment of the Investment Commitments required by LESSOR as stated in the Provisional License.

Section 2. GROUNDS FOR REVOCATION/CANCELLATION. This Contract of Lease may be revoked or cancelled at any time at the option of LESSOR, subject due process, on any of the following grounds:

a.

LESSEE makes any habitual delay in the performance or observance of any of the obligations or undertakings contained in this Contract of Lease, other than its obligation for the payment of lease rental. For purposes of this provision, “habitual delay” shall mean the incurring of delay on three (3) separate occasions within any twelve (12) month period, of at least 30 days with respect to performance of obligations or undertakings of the LESSEE, provided that LESSOR shall notify the LESSEE in writing for each occurrence of delay;

b.	LESSEE makes three (3) consecutive/successive delays in the payment of any of the lease rental, interest or penalty;

c.	Any failure on the part of LESSEE to comply with any of the material provisions of this Contract of Lease.

d.	LESSEE has become bankrupt, insolvent, or in a state of rehabilitation;

e.

If any material representation or warranty made by LESSEE herein is intentionally false or misleading in any material respect when made and such false or misleading representation or warranty has a material adverse effect on this Contract of Lease or on the Leased Property whichever is applicable;

f.

Failure of LESSEE to comply with and observe any pertinent law, rule, regulation and/or ordinance promulgated by a competent authority, including LESSOR, which failure has a material adverse effect on this Contract of Lease;

g.

LESSEE assigns or otherwise transfers this Contract of Lease or transfers into any manner whatsoever any interest in all or any part of this Contract of Lease to any person or party whatsoever, except upon prior written approval of LESSOR; and

h.	There is a lawful order of a competent court in the Philippines (which decision has become final and executory) ordering the closure or liquidation of operations of LESSEE.

The provisions of this Article IV, Section 2 notwithstanding, if the LESSEE’s default shall be capable of being cured, the LESSEE shall be entitled to cure the same during a period of ninety (90) working days from LESSEE’s receipt of written notice by the LESSOR specifying such default and the LESSOR shall only be entitled to revoke, cancel or rescind this Contract of Lease by reason of such event of default if the default shall not have been cured by the LESSEE within the 90-working day cure period.

Upon the revocation, cancellation or termination of this Contract of Lease by LESSOR pursuant to this section, the Contract of Lease shall thereupon cease and become of no further force and effect, without prejudice to the settlement by LESSEE of any of its liabilities to LESSOR as of such date of revocation, cancellation or termination. Upon such revocation or cancellation, the remaining balance of the Annual Lease Rentals net of the Pre-termination Penalty as stipulated under Article I Section 7 hereof, shall returned by LESSOR to LESSEE net of any unpaid obligations LESSEE may owe to LESSOR.

Upon the revocation or cancellation of this Contract of Lease due to the grounds for revocation or cancellation as stated in this Section, LESSOR shall forthwith take possession of the Leased Property, including all the improvements introduced by LESSEE, upon the lapse of thirty (30) working days from LESSEE’s receipt of written notice from the LESSOR of the cancellation or revocation of the Contract of Lease. Further, LESSOR may dispose of the same in favor of other persons/investors as if this Contract of Lease had never been entered into. In the foregoing cases, LESSEE hereby obligates itself to peacefully vacate the premises and deliver the same to LESSOR; Provided, however, that any consideration, concession, tolerance or relaxation of any provision hereof shall not be interpreted as renunciation of the part of LESSOR of any of its rights granted in this Contract of Lease, including the right to collect from LESSEE any unpaid rentals due plus interest.

Section 3. LESSOR’S LIEN. The personal properties and other movables of LESSEE shall be subject to LESSOR’s lien in the event that LESSEE is unable to pay lease rentals, interest, penalties and/or liquidated damages stipulated under this Contract of Lease, upon revocation or cancellation of this Contract of Lease.

Section 4. LESSOR’S DEFAULT. In the event that LESSOR shall fail to comply with any of its obligations provided in this Contract of Lease, or in the event that any of its representations and warranties prove to be incorrect such that LESSEE is prevented from the continuous use of the Leased Property, then LESSEE shall have the right either to compel the performance by LESSOR of its obligations under this Contract of Lease or, upon prior notice thereto, to rescind this Contract of Lease. In case of rescission of this Contract of Lease by LESSEE, it shall have the right to sue LESSOR for damages.

Notwithstanding, if the LESSOR’s default shall be capable of being cured, the LESSOR shall have the right to cure the same during a period of ninety (90) working days from LESSOR’s receipt of written demand by the LESSEE and the LESSEE shall only be entitled to rescind this Contract of Lease by reason of such event of default if the default shall not have been cured by the LESSOR within the 90-day cure period.

Without limiting the application of the first paragraph, in the event that LESSEE shall be disturbed and/or in any way deprived of the right to exclusively possess, develop, use, enjoy and/or control the Leased Property during the Leased Period or any renewal thereof, LESSEE shall have the absolute right to suspend payment of the annual lease payment required by Article I, Section 3 of this Contract of Lease. LESSOR acknowledges that LESSEE shall (i) not be required to resume payment of the annual lease payments until the right to exclusively possess, develop, use, enjoy and/or control the Leased Property is returned to LESSEE and that (ii) LESSEE shall be released from paying any such annual lease payment(s) for the portion corresponding to the period(s) during which it was prevented from exercising its rights under this Contract of Lease.

ARTICLE V

FORCE MAJEURE/FORTUITOUS EVENT

LESSEE shall not be held liable for any delay in or failure of performance of its respective obligations set hereunder if such delay or failure arises from or are the consequence of force majeure/ fortuitous event; Provided, that LESSEE has taken proper precautions, due care and reasonable alternative measures to avoid or otherwise minimize the delay or failure; and Provided, further, that LESSEE shall, within thirty (30) calendar days from the occurrence of the force majeure/ fortuitous event give notice thereof to LESSOR including sufficient information as to the cause and shall resume performance of its obligations as soon as effects of the force majeure/ fortuitous event abate or cease to exist.

To constitute force majeure/fortuitous event, all the following elements must concur: (a) the cause of the unforeseen and unexpected occurrence or of the failure of the LESSEE to comply with obligation must be independent of human will; (b) it must be impossible to foresee the event that constitutes the caso fortuito or, if it can be foreseen, it must be impossible to avoid; (c) the occurrence must be such as to render it impossible for the LESSEE to fulfill obligations in a normal manner; and (d) the LESSEE must be free from any participation in the aggravation of the injury or loss.

Notwithstanding the foregoing, force majeure shall include acts of God, acts of government, strikes, lock outs, riots, civil commotion, acts of war, emergency, general chaos, inclement weather, landslides/slips and earthquakes.

ARTICLE VI

REPRESENTATION AND WARRANTIES

SECTION 1. MUTUAL REPRESENTATIONS AND WARRANTIES. Each party hereby represents and warrants to the other party that:

a.

It has and complete corporate and legal power or authority to enter into this Contract of Lease and to deliver and perform its obligations hereunder according to the terms of this Contract of Lease and that is has all the necessary corporate and legal and other actions to authorized its entry into and performance of this Contract of Lease;

b.	This Contract of Lease constitute all legal, valid and binding obligations of the parties enforceable in accordance with terms and conditions;

c.

The execution and/or performance of this Contract of Lease does not and will not contravene any provision of its Articles of Incorporation and By-Laws or any other constitutive document; does not and will not violate any applicable laws or regulations of the jurisdiction of its incorporation or organization, and does not and will not conflict with or result in breach of any contract, contract of lease or other obligation to which it may bound; and

d.

All consents, approvals, notices, contracts of lease, permits, authorizations, declarations, filings and registrations necessary for the due execution, delivery and performance of this Contract of Lease has been obtained or affected, or will be obtained or affected in due course, and all such consents, approvals, contract of leases, permits, authorizations, declarations, filings and registrations remain, or will remain, in full force and effects as of the date hereof or the date on which the same shall have been obtained.

SECTION 2. LESSEE’S REPRESENTATIONS AND WARRANTIES. LESSEE represents and warrants to LESSOR that;

a.

It is a corporation duly organized and validly existing under the laws of the Republic of the Philippines and is current on all significant payments due to any of its creditors and is not in delay in the submission of reportorial requirements to the government or any of its agencies and instrumentalities and shall maintain such existence under the laws of the jurisdiction of its incorporation;

b.

It has all the required skills and capacity necessary to perform or cause to be performed the development works and all its other obligations in this Contract of Lease in a proper, timely and professional manner, utilizing sound engineering principles, project management procedures, supervisory procedures, all in accordance with the high standards required by this Contract of Lease;

c.

It has the knowledge of all legal requirements and business practices that must be followed in performing its obligations in this Contract of Lease and the same will be in conformity with such requirements and practices and in compliance with all laws and applicable governmental approvals. All engineering services to be provided as part of the development works shall be provided by engineers qualified to perform such services in the location where such services are performed. The development works can be undertaken under current building codes, zoning, land use and other applicable laws and government approvals affecting the development works and the performance of its obligations under this Contract of Lease;

d.

It is financially solvent, able to pay its debts as they mature, and possess sufficient working capital to complete its obligations under this Contract of Lease; it is able to furnish the tools, materials, supplies, equipment, labor and design services needed for the development works, is experienced in and competent to perform the development works, both construction and design, contemplated by this Contract of Lease, and all its obligations in this Contract of Lease, and is qualified to do the development works and is authorized to do business in the Philippines;

e.

It owns or has the right to use, or will or have the right to use in due course, all the patents, trademarks, service marks, trade names, copyrights, licenses, franchise, permits or rights with respect to the foregoing necessary to perform the development works and all its obligations in this Contract of Lease and to carry on its business as presently conducted and presently planned to be conducted without conflict with the rights of others. In addition, it holds or works under general supervision of a person or persons holding, or who will be holding in due course, any and all consents, contracts of lease, permits and other authorizations or special contracts of lease required by law to perform the services under this Contract of Lease;

f.

There is no action, suit or proceeding, at law or in equity, or official investigation before or by any government authority, arbitral tribunal or other body pending or, to the best of its knowledge, threatened against or affecting it or any of its properties, rights or assets, which could reasonably be expected to result in a material adverse effect on its ability to perform its obligations under this Contract of Lease or on the validity or enforceability or this Contract of Lease;

g.

All of its obligations in this Contract of Lease and the development works will be performed by it with promptness and diligence and shall be executed in a quality manner consistent with relevant standards of the trade or business involved, and to LESSOR’s satisfaction;

h.	It makes such other representations and warranties as are or may be provided in the other provisions of this Contract of Lease.

i.	The Leased Property shall be developed, designed and constructed to conform to the Master Development Plan and Project Implementation Plan.

SECTION 3. LESSOR’S REPRESENTATIONS AND WARRANTIES. LESSOR represents and warrants to LESSEE that;

a.

The Deed of Conditional Sale is in force and effect under which the LESSOR has the right to acquire the rights, title and interest in and to the Leased Property from PRA pursuant to the terms of the Deed of Conditional Sale.

b.

The LESSOR has complied in all respects with all its obligations and covenants under the Deed of Conditional Sale and is not in breach or default, and no event has occurred which notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration of rights or obligations under the Deed of Conditional Sale; there are no disputes and no party has repudiated any provisions of the Deed of Conditional Sale.

c.

No party, including the LESSOR’s employees, laborers and suppliers, has any claim on any part of the Leased Property, other than PRA to the extent of the unpaid portion of the purchase price of the Leased Property.

d.

The LESSOR is not a party to any other contracts, agreement, arrangement, whether written or oral, with any third party in relation to or affecting the Leased Property, other than the Deed of Conditional Sale.

e.

The LESSOR has not issued any guaranty, warranty, performance bond or similar security, nor created any encumbrance whatsoever on the Leased Property, to secure or answer for any of the obligations of the LESSOR or any other party.

f.

The LESSOR is in possession and control of the Leased Property and there are no leases, subleases, licenses, concessions, or other agreements, written or oral, granting to any party or parties the right of use or occupancy of the Leased Property.

g.

There are no pending, and/or threatened litigation, suits, tax assessments, actions, proceedings or investigations involving the Leased Property and there is no adverse claim affecting its title or rights of ownership and possession over the Leased Property.

h.

Except as provided in this Contract of Lease, there are no outstanding options or rights of first refusal to purchase the Leased Property, or any portion thereof or interest therein, as of the date of execution of this Contract of Lease and upon turnover of the Leased Property to the LESSEE.

i.	There are no unpaid real estate taxes and assessments due on the Leased Property prior to its turnover to the LESSEE;

j.

There are no unpaid bills or charges for the supply of power, water, cable, garbage and other utilities and services to the Leased Property or unpaid association dues, fees, and other assessments on the Leased Property which are due and owing, prior to the turnover of the Leased Property by the LESSOR to the LESSEE.

k.

The LESSOR has conducted due diligence on the title to the Leased Property and confirms that the Leased Property is free and clear of any lien, encumbrance, easement, special assessments and other restrictions which impair the current use, occupancy, value and marketability of title to the Leased Property, or which may impair the intended use of the Leased Property by the LESSEE as provided in Article I, Section 1 and Article II, Section 1 hereof.

SECTION 4. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Each party hereby represents and warrants to the other party that each of the representations and warranties set forth in this Article VI shall be true and correct for as long as this Contract of Lease or any renewal hereof is in effect, until the execution and complete and proper performance by the parties of their obligations under this Contract of Lease.

ARTICLE VII

UTILITIES AND ASSOCIATION DUES

SECTION 1. UTILITIES. LESSEE shall, at its own cost, be responsible for the location, identification and installation within the Leased Property, of all active utilities including but not limited to electrical, gas, water, stream, sanitation, sewerage, telephone and cable and other public utility services. All expenses for water, steam, gas, electricity, telephone, cable, sanitation, sewerage and other public utility services shall be for the account of LESSEE. The cost of the installation of the meters within the Leased Property for utilities such as but not limited to water and electricity, shall be for the account of LESSEE.

LESSOR and/or the utility company shall be allowed access the area where the utility lines are situated or to be situated. LESSEE undertakes to preserve utility lines situated within the Leased Property. Utility lines damaged by LESSEE, its contractors, workers or representatives shall be repaired, restored or replaced, as determined by LESSOR and/or the utility company. The cost of repairs, restoration, relocation, replacement and/or other services shall be for the account of LESSEE.

SECTION 2. ANNUAL ASSOCIATION DUES. The LESSEE shall be charged an annual association dues for the maintenance of common areas such as main roads, common utilities, greeneries, etc. to be paid in advance within the first fifteen (15) days of January of each year. The amount of the annual association dues shall be reasonably determined later by the LESSOR.

ARTICLE VIII

RETURN/ABANDONMENT OF LEASED PROPERTY

SECTION 1. RETURN OF LEASED PROPERTY. LESSEE shall, at the expiration or termination of this Contract of Lease, promptly deliver the Leased Property inclusive of all new constructions and improvements introduced during the terms of this Contract of Lease to LESSOR in good and tenantable condition in all respects, reasonable wear and tear excepted, devoid of all occupants, furniture, articles and effects of any kind except the permanent improvements, immovable or real property as defined by the Civil Code of the Philippines. LESSEE shall also return to LESSOR such portion of the Leased Property that remains undeveloped after the lapse of the site development timetable or the approved PIP as specified in the Provisional License.

Any alteration and/or immovable improvement made or introduced by LESSEE on the Leased Property with the written consent of LESSOR shall, upon the termination of this Contract of Lease, automatically devolve upon LESSOR without any obligation on the part of LESSOR to pay or refund its value or cost to LESSEE.

Upon the revocation, cancellation or termination of this Contract of Lease, LESSEE shall be entitled to remove all facilities and equipment and such movables and improvements installed by LESSEE that can be removed without causing serious damage to (i) the Leased Property and (ii) to the buildings, structures or permanent improvements within the Leased Property, within a period of thirty (30) working days from the revocation, cancellation or termination of this Contract of Lease. Non-compliance on the part of LESSEE will give LESSOR the option to take possession of the Leased Property with all the facilities, equipment and improvements and movables found therein and consider the same as liquidated damages on account of LESSEE’s failure to perform its obligation herein or to remove and safe keep the same subject to payment of storage fees plus a penalty in the amount of PESOS: FIVE MILLION (Php5Million), until LESSEE shall have complied with the terms hereof. LESSOR shall have the right to bar the further use of the Leased Property by LESSEE. This is without prejudice to LESSOR’s right to collect any unpaid obligations plus interest.

LESSEE shall be liable to LESSOR when the former fails to vacate the Leased Property at the revocation, cancellation or termination of this Contract of Lease and for all damages which LESSOR may suffer by reason thereof including indemnification to LESSOR for any and all liabilities and cost suffered for not being able to promptly deliver possession of the Leased Property to LESSOR or any succeeding tenant. The amount of such penalty shall earn interest of one percent (1%) per month from the date of expiration of this Contract of Lease until full payment thereof.

SECTION 2. ABANDONMENT OF LEASED PROPERTY. In case that Leased Property or any portion thereof shall be deserted or abandoned by LESSEE during the Lease Period, LESSOR shall have the right to enter the Leased Property without being liable to any prosecution therefore, to re-let the same, to receive the rental therefore, and to apply the same to the payment of rental due hereunder, without prejudice to the liability to LESSEE to LESSOR for any deficiency.

Upon the lapse of thirty (30) working days from LESSEE’s receipt of notice from LESSOR of (i) its entry into the Leased Property and (ii) its consideration of LESSEE’s abandonment or desertion of the same, LESSOR may elect to automatically terminate this Contract of Lease subject to the LESSEE’s payment of rental in arrears, penalties and damages.

In such case of abandonment of the Leased Property, the remaining balance of Advance Rentals net of interest, penalties, damages and other unpaid obligations that LESSEE may owe to LESSOR, shall be forfeited.

ARTICLE IX

MISCELLANEOUS PROVISIONS

SECTION 1. ASSIGNMENT. Subject to Article II, Section 11 and Article IX, Section 6, the Parties reserve their right to assign, transfer or encumber any of their rights, and interests under this Contract of Lease to any qualified entity upon written notice to the other party. In the event of such transfer, assignment or encumbrance, the rights and interests of both Parties under this Contract of Lease shall be respected and observed in its entirety and during the Lease Period or any renewal thereof, unless otherwise mutually agreed to by the Parties.

Subject to Article IX, Section 6 hereof, in the event that the PRA or LESSOR sells or disposes of the Leased Property or any portion thereof, LESSOR shall cause the buyer of the Leased Property or any portion thereof to honor this Contract of Lease and be bound by the terms hereof as if it were an original party hereto. LESSOR shall cause the buyer to execute all such documents and to do all such things necessary to ensure the peaceful and continued possession of the Leased Property by LESSEE and the continuance of this Contract of Lease.

SECTION 2. ANNOTATION OF CONTRACT. Upon the execution of this Contract of Lease, LESSOR shall immediately cause the annotation of this Contract of Lease, including any amendment(s) hereto or renewal(s) hereof, on the owner’s duplicate of the certificate of title covering the Leased Property.

SECTION 3. EXPROPRIATION. In the event of an expropriation proceeding instituted during the period of this Contract of Lease by any instrumentality of the Government or by any entity with authority to exercise such power, either party may rescind this Contract of Lease should the Leased Property become no longer useful for purposes herein stipulated, upon giving the other party thirty (30) calendar days prior written notice thereof. In case of such expropriation, the Parties shall immediately confer and arrive at a mutually acceptable course of action. At all events, LESSEE shall be entitled to the proceeds of any just compensation payable by the expropriating authority.

SECTION 4. EMPLOYER-EMPLOYEE RELATIONSHIP. It is hereby agreed that there is no employer-employee relationship between LESSOR and LESSEE. All personnel and/or employees to be assigned by LESSEE for the purpose of this Contract of Lease are understood to be the employees of LESSEE, and no employer-employee relationship is created hereby between such assigned personnel and/or employees of LESSEE and LESSOR. LESSEE shall hold LESSOR free and harmless against any and all claims made by such personnel and/or employees of LESSEE that they are employees of LESSOR.

LESSEE shall indemnify and hold LESSOR free and harmless from any and all losses, claims, demands, payment suits, action, recoveries, and judgments of every nature brought by LESSEE’s creditors, subcontractors or any other claimants or their heirs, administrators, and assigns by reason of non-payment of compensation or due to injury or death to LESSEE’s laborers, employees, agents, representatives, subcontractors, or of any other third party or parties, etch., and/or by reason of non-payment of any indebtedness or obligations contracted by it in connection with the services or obligations to be undertaken in this Contract of Lease.

The limitation provided herein on any liability of the LESSOR shall only apply if the losses, claims, demands, payments suits, action, recoveries, and judgments error or omission were not the result of or attended with any the bad faith, malice, and/or gross negligence of LESSOR.

SECTION 5. SETTLEMENT OF DISPUTES. LESSEE and LESSOR manifest that they would first meet, confer and sit down together for the purpose of exploring all avenues and/or possibilities of amicably settling whatever differences, disputes and/or controversies which may arise in connection with any of the terms and conditions of this Contract of Lease.

In case the parties fail to agree in their difference, the parties hereby agree that the proper courts in the City of Manila shall be the exclusive venue of any action or suits filed hereunder. This exclusive venue provision shall also apply even in cases for declaration of nullity of this Contract of Lease in its entirety or in part in cases arising after or by reason of the declaration of nullity of this Contract of Lease in its entirety or in part.

SECTION 6. OPTION TO PURCHASE. The LESSEE shall have the option to purchase the entire Leased Property under such terms and conditions as may be agreed upon with the LESSOR, and subject to relevant biding laws governing the disposal and/or sale of government property including real estate property. The LESSEE may exercise its option to purchase the Leased Property at any time during the Leased Period by giving written notice to the LESSOR of its decision to exercise such option.

In the event that the LESSOR intends to sell and dispose of the Leased Property during the Leased Period, the same shall be subject to relevant bidding laws as in the immediately preceding paragraph.

The exercise of LESSEE’s right under this Section is subject to the condition that LESSEE, at such time, is qualified under the Constitution and applicable laws to acquire and own the Leased Property.

SECTION 7. TAXES.

a.

As decided by the Supreme Court in the Acesite case, the LESSOR is exempt from Value-Added tax (VAT). In the event that the said decision is overturned or reversed by the Supreme Court, the VAT on the amounts payable under this Contract of Lease shall be for the account of the LESSEE.

b.

In the event that real property taxes shall be assessed and imposed for the Leased Property and the improvements thereon for periods covered within the Lease Period, the LESSEE shall pay for all such real property taxes assessed and imposed. Any increase in the Real Property Tax which may hereafter be assessed on the Leased Property and improvements constructed thereon shall likewise be for the account of the LESSEE. The LESSEE shall in no case be liable for real property taxes assessed and imposed for the Leased Property and the improvements thereon for periods prior to the execution of this Contract of Lease.

c.	Any documentary stamp tax due on this lease shall be borne by LESSEE.

d.

In the event that the Supreme Court finally rules that LESSOR is subject to income tax, LESSEE shall withhold from the lease rentals the amount corresponding to the creditable withholding income tax and remit the same to the BIR.

SECTION 8. OTHER MISCELLANEOUS PROVISIONS:

a.	The Parties agree that all representations and covenants herein contained are deemed essential conditions of this Contract of Lease;

b.	The Parties agree to abide by the terms and conditions of this Contract of Lease in good faith;

c.

Subject to the other applicable provisions of this Contract of Lease, in the event that any of the parties materially fail to comply in good faith with their undertakings, as set forth in this Contract of Lease, within the periods provided herein, the non-defaulting parties shall be released from their obligations under this Contract of Lease without prejudice to the rights of restitution, recovery and damages.

d.

The Contract of Lease shall be deemed to be made subject to any reasonable delays in the performance of the obligations hereunder and to the temporary suspension of continuing obligations hereunder that may be caused by or arise from circumstances beyond the power and control of the party responsible for the performance of those obligations including, without limiting the generality of the foregoing, delays or any such temporary suspension as aforesaid caused by or arising from an act of God, force majeure, earthquakes, floods, storms, volcanic eruption, tempest, washaways, fire (unless caused by the actual fault or privity of the party responsible for such performance), act of war, act of public enemies, riots, civil commotions, or other similar acts (whether partial or general), acts or omissions of the government, or factors that could not reasonably have been foreseen provided that the party whose performance of obligations is affected by any of the said causes shall use its best endeavors to minimize the effects of such causes as soon as possible after the occurrence;

e.

The failure of one party to insist upon a strict performance of any of the term, condition and covenant hereof shall not be deemed a relinquishment or waiver of any right/remedy that said party may have, nor shall it be construed as a waiver of any subsequent breach of the same or other terms, conditions or covenants. No waiver by any one party of any of its rights under this Contract of Lease shall be deemed to have been made unless expressed in writing and signed by that Party;

f.

No omission by any party to require the performance by the other party of any of the terms of the terms or conditions of this Contract of Lease nor any forbearance or indulgence granted or shown by any party to the other shall release, discharge or in any matter affect, or prejudice the right of a party at any time to require strict and full performance by the other of any or all of the terms or conditions to be observed or performed hereunder;

g.

LESSEE shall hold LESSOR absolutely free and harmless from any claim, damage or liability, including tax liabilities other than the franchise tax, which may arise from its business operations, or any license or transaction that LESSEE, may have with the National Government or any entity thereof, and with any third party. In addition, LESSEE shall hold LESSOR absolutely free and harmless from any claim, or demand by third party persons for loss or damage arising out of the use of the Leased Property by LESSEE, including but not limited to claims for property damage, personal injury or wrongful death. LESSEE shall secure a Comprehensive General Liability Insurance for such events. The limitations provided herein on any liability of the LESSOR shall only apply if the claim(s), damage(s) and/or liability(ies) were not the result of or attended with the bad faith, malice, and/or gross negligence of LESSOR.

h.

Nothing herein shall be construed as to create a relationship of partnership, joint venture, or agency between the parties hereto and no agent, employee or contractor of either two parties herein shall be deemed to be the agent, employee or contractor of the other;

i.

Any notice or communications required or contemplated by this Contract of Lease shall be given in writing and in the English language by personal delivery, courier, or by facsimile transmission, at the following respective addresses:

If the LESSOR:

PHILIPPINE AMUSEMENT AND GAMING CORPORATION

5TH Floor, PAGCOR Corporate Office,

New World Manila Bay Hotel

1588 Pedro Gil cor. M.H. Del Pilar, Malate, Manila

Fax No. (632) 247-1033

If the LESSEE:

TIGER RESORT LEISURE AND ENTERTAINMENT, INC.

Okada Manila, New Seaside Drive

Entertainment City

Barangay Tambo, Paranaque City

All such notices and communications shall be deemed to have been duly given: upon delivery, if delivered by hand or courier; and, if sent by facsimile transmission, when sent provided that the original of such notice or communication is promptly sent to the addressee by hand or courier;

j.

Any provisions of this Contract of Lease that is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof;

k.	This Contract of Lease shall be governed by and interpreted under the laws of the Republic of the Philippines;

l.	This Contract of Lease may only be modified or amended upon mutual agreement of the Parties by an instrument in writing signed by both Parties;

m.

All factual information furnished in writing to one party by the authorized employees and/or representatives of the other party, for purposes of or in connection with this Contract of Lease are, to the best of the receiving party’s knowledge, to be true and accurate in all material respects on the date as of which such information is dated or certified; and

n.

The Parties agree that all information forwarded to one by the other are to be received in strict confidence, are to be used only for the purposes of this Contract of Lease, and are not to be disclosed by the recipient party, its agents or employees without the prior written consent of the other party, except to the extent that the recipient party can establish competent written proof that such information:

1.	was in the public domain at the time of disclosure;

2.	later became part of the public domain through no act omission of the recipient party, its employees, agents, successors or assigns;

3.	was lawfully disclosed to the recipient party by a third party having the right to disclose it;

4.	Was already known by the recipient party at the time of disclosure;

5.	was independently developed by the recipient; or

6.

is required by law or regulation, or judgment or order of competent authority, to be disclosed, provided however, that the disclosing party shall first give the other party written notice and opportunity to object to such order for disclosure or to request confidential treatment.

Information shall not be deemed to be available to the public or to be in the recipient’s possession merely because it:

1.	Includes information that falls within an area of general knowledge available to the public or to the recipient (i.e., it does not include the specific information provided by the other party); or,

2.

Can be constructed in hindsight from a combination of information from multiple sources that are available to the public or to the recipient, if not one of those sources actually taught or suggested the entire combination, together with its meaning and importance.

Each party’s obligation of confidence hereunder shall be fulfilled by using at least the same degree of care with the other party’s confidential information as it uses to protect its own confidential information.

o.

each party undertakes in favor of the other that it shall use (and shall procure that each of its nominees, agents, assigns, subsidiaries, affiliates, directors and employees shall use) all reasonable endeavors to keep confidential any and all information relating to this Contract of Lease. The foregoing obligation shall, however, not apply to: (i) any disclosure of information to the extent required to be disclosed by law, regulation, judgment or order of any competent authority; (ii) any information which comes within the public domain; and any announcement made with the consent of the other party.

This provision shall survive the termination of this Contract of Lease.

SECTION 9. RENEGOTIATION. In the event that facts and circumstances arise or be discovered which render this Contract of Lease disadvantageous to the government, the parties hereto agree to immediately renegotiate its terms and conditions.

IN WITNESS WHEREOF, the parties have hereunto caused this Contract of Lease to be executed this 16th day of March, 2017 at the City of Manila.

TIGER RESORT LEISURE AND ENTERTAINMENT, INC.		PHILIPPINE AMUSEMENT AND GAMING CORPORATION

TIN:		TIN:

BY:	/s/ KAZUO OKADA	BY:	/s/ ANDREA D. DOMINGO
KAZUO OKADA		ANDREA D. DOMINGO

Signed in the presence of:

ANNEX “A”

ANNEX “B”

1 PAGCOR A A=156,626 sq.m.
ROAD 17 A=39,570 sq.m.
PAGCOR B-2a A=5,311 sq.m. 19
2 PAGCOR B-2 A=42,788 sq.m.
PAGCOR B-3 A=11,063 sq.m.
MERALCO SUBSTATION A=2,862 Sq. m. 6
5 LOT 3-B (NPF B) A=54,276 sq.m.
4 LOT 3-A-1 (PAGCOR B-4) A=68,953 sq.m.
3 LOT 3-A-2 (PAGCOR B-5) A=26,771 sq.m.
15
16 MAYNILAD SUBSTATION A=3,125 sq.m.
25 EASEMENT A=10,316 sq.m.
SALVAGE & BUFFER ZONE 20 A=9,390 sq.m.
EASEMENT A=5,127 sq.m. 26
24 LOT 24 A=3,043 sq.m.
LOT 18 A=53,889 sq.m. 18
9 PAGCOR B-1 A=32,658 sq.m.
8 PAGCOR B-6 A=10,861 sq.m.
7 LOT 1-A (NPF A) A=95,724 sq.m.
NORTH
SALVAGE & BUFFER ZONE 27 A=12,954 sq.m.
10
21 ROAD A=17,424 sq.m.
23 ROAD A=15,488 sq.m.
PAGCOR C-1 A=4,834 sq.m.
12 PAGCOR C-2 A=27,165 sq.m.
ROAD A=16,031 sq.m. 22
11 PAGCOR B-7 A=54,026 sq.m.
14 PAGCOR C-3 A=2,385 sq.m.
13 MERALCO SUBSTATION B A=2,500 sq.m.

ADDENDUM TO THE CONTRACT OF LEASE

KNOWN ALL MEN BY THESE PRESENTS:

That this Addendum to the Contract of Lease (the “Addendum”) is made and entered into this 22 day of FEB 2019, at the City of Manila, Philippines, by and between:

PHILIPPINE AMUSEMENT AND GAMING CORPORATION (“PAGCOR”), a government – owned and – controlled corporation created and existing by virtue of Presidential Decree No. 1869, as amended, with office address at the 5th Floor, PAGCOR Corporate Office, New World Manila Bay Hotel, 1588 Pedro Gil cor. M.H. Del Pilar Streets, Malate, Manila, represented herein by its general signatory for all contracts, Chairman & Chief Executive Officer, ANDREA D. DOMINGO, the execution of this Addendum to the Contract of Lease having been approved during the meeting of the PAGCOR Board of Directors on                         , hereinafter referred to as “LESSOR”:

-and-

TIGER RESORT, LEISURE AND ENTERTAINMENT, INC. (“TIGER”), a corporation duly organized and existing under the laws of the Republic of the Philippines, with principal office address at Okada Manila, New Seaside Drive, Entertainment City, Barangay Tambo, Parañaque City, Metro Manila, represented herein by its President, KENJI SUGIYAMA, duly authorized for the purpose of this Addendum to the Contract of Lease under Board Resolution dated FEB 06 2019, hereto attached as “Annex A” and hereinafter referred to as “LESSEE”

(Hereinafter, LESSOR and LESSEE shall be collectively referred to as the “Parties.”)

WITNESSETH:

WHEREAS, on March 16, 2017, LESSOR and LESSEE entered into a Contract of Lease (the “March 16, 2017 Contract of Lease”) covering the lease of a parcel of reclaimed land located at Central Business Park I, Islands B and C of the Bay City, Parañaque City, Metro Manila consisting of approximately Twenty Seven Thousand One Hundred Sixty Five (27,165) square meters, more or less, for the Entertainment City Project.

WHEREAS, LESSEE put forward its proposal to lease additional property for the Entertainment City Project (the “Additional Leased Properties”) under similar terms and conditions of the March 16, 2017 Contract of Lease;

WHEREAS, LESSOR is willing to lease to LESSEE, and LESSEE is willing to lease from LESSOR, the Additional Leased Properties, under the terms and conditions hereinafter set forth;

NOW, THEREFORE, for and in consideration of the foregoing premises and covenants hereinafter stipulated, the Parties have agreed as they hereby agree to the following terms and conditions:

Section 1. THE ADDITIONAL LEASED PROPERTIES. The Additional Leased Properties shall have an area of approximately Seven Thousand Four Hundred Eighty Five (7,485) square meters, more particularly described as follows:

TECHNICAL DESCRIPTION

LOT 13

Pcs-00-014777

A parcel of land (Lot 13 of the consolidation subdivision plan Pcs-00- 014777 approved as a consolidation subdivision project being a portion of Lots 1 & 10 (Road), Pcs-00-012782 and Lots 2, 4, 5, 6, 7, 8 & 9, Pcs-00-012729; L.R.C. Record No. ), situated in the Brgy. of Tambo, Parañaque City. Bounded on the NE., along line 1 - 2 by Lot 11; ; on the SE., along lines 2 to 4 by RL-13-000005; on the SW., along lines 4 to 8 by Lot 22 (Road); on the NW., along line 8-1 by Lot 14 all of the consolidation subdivision plan.

Beginning at a point marked “1” on plan, being S 14 deg. 31 W., 3402.33 m. from BLLM No.11, (SWO-41755), Parañaque City.

thence S 23 deg. 21 W.,	57.39 m. to point 2;
thence N 68 deg. 01 W.,	29.05 m. to point 3;
thence N 59 deg. 18 W.,	15.20 m. to point 4;
thence N 26 deg. 03 E.,	25.71 m. to point 5;
thence N 22 deg. 56 E.,	9.22 m. to point 6;
thence N 21 deg. 49 E.,	12.30 m. to point 7;
thence N 20 deg. 32 E.,	9.20 m. to point 8;
thence S 66 deg. 20 E.,	43.76 m. to point of the beginning

containing an area of TWO THOUSAND FIVE HUNDRED (2,500) SQUARE METERS MORE OR LESS.

LOT 14

Pcs-00-014777

A parcel of land (Lot 14 of the consolidation subdivision plan Pcs-00-014777 approved as a consolidation subdivision project, being a portion of Lots 1 & 10 (Road), Pcs-00-012782 and Lots 2, 4, 5, 6, 7, 8 & 9, Pcs-00-012729; L.R.C. Record No. ), situated in the Brgy. of Tambo, Parañaque City. Bounded on the SE., along line 1 to 2 by Lot 13 ; on the SW., along lines 2 to 9 by Lot 22 (Road); on the SW., along lines 9 to 13 by Lot 23 (Road); and on the NE, along lines 13-14-1 by Lot 11 all of the consolidation subdivision plan.

Beginning at a point marked “1” on plan, being S 14 deg. 3’ W., 3402.33 m. from BLLM No. 11, (SWO-41755), Parañaque City.

thence N 66 deg. 20 W.,	43.76 m. to point 2;
thence N 20 deg. 32 E.,	3.09 m. to point 3;
thence N 19 deg. 16 E.,	12.30 m. to point 4;
thence N 17 deg. 59 E.,	12.30 m. to point 5;
thence N 16 deg. 42 E.,	12.30 m. to point 6;
thence N 29 deg. 01 E.,	3.07 m. to point 7;
thence N 55 deg. 18 E.,	3.07 m. to point 8;
thence N 81 deg. 33 E.,	3.07 m. to point 9;
thence S 87 deg. 45 E„	10.32 m. to point 10;
thence N 87 deg. 15 E.,	10.32 m. to point 11;
thence N 82 deg. 15 E.,	10.32 m. to point 12;
thence N 77 deg. 15 E.,	10.32 m. to point 13;
thence S 16 deg. 56 W.,	60.34 m. to point 14;
thence S 23 deg. 21 W.,	7.04 m. to point of the beginning

containing an area of TWO THOUSAND THREE HUNDRED EIGHTY FIVE (2,385) SQUARE METERS MORE OR LESS.

FORMERLY LOT 23

A parcel of land previously designated as Lot 23 of the Lot Allocation Plan effective in 2011 (Annex “A” of the March 16, 2017 Contract of Lease), with an area of approximately TWO THOUSAND SIX HUNDRED (2,600) SQUARE METERS MORE OR LESS, and which now forms part of Road Lot 22 of the 2014 Master Plan (Annex “B” of the March 16, 2017 Contract of Lease).

In the event that the actual area of the Additional Leased Properties is reduced for whatever reason during the effectivity of this Addendum, the Parties undertake that they will, in good faith and with their best efforts, cause an amendment of this Addendum for the purpose of reducing the amount of lease payments discussed and provided in Section 3 hereof in proportion to, and to the extent of, the area excluded from the original area of the Additional Leased Properties as indicated herein; Provided, however, that any reduction of the area of the Additional Leased Properties shall only become effective if LESSEE shall have given its prior written consent thereto.

Section 2. LEASE PERIOD. The Lease Period for the Additional Leased Properties shall commence upon the execution of this Addendum, and shall be until July 11, 2033, unless sooner revoked, rescinded or cancelled under Article IV, Section 2 of the March 16, 2017 Contract of Lease.

Upon the expiration of the Lease Period and provided that the term of the PAGCOR Charter shall have been extended under substantially the same terms and conditions as the current PAGCOR Charter, then the Parties shall have the option to renew this Addendum for the period of the extended term of the PAGCOR Charter and under substantially the same terms and conditions. If the term of the PAGCOR Charter is extended under terms and conditions which are not substantially similar to the terms and conditions of the current PAGCOR Charter, then this Addendum may be renewed by the Parties subject to the terms of the extension of the PAGCOR Charter and such terms and conditions as may be agreed upon by the Parties.

Section 3. ADDITIONAL ANNUAL LEASE RENTAL. LESSEE shall pay LESSOR additional annual lease rental (the “Additional Annual Lease Rental”) for the lease of the Additional Leased Properties in accordance with the following schedule:

,	the Additional Annual Lease Rental for the Additional Leased Properties under this Addendum shall be:

YEAR	ANNUAL LEASE RENTAL (in PhP)
1
2
3
4
5
6
7
8
9
10
11
12
13
14
15
16

The LESSEE shall pay the Additional Annual Lease Rental without need of demand from the LESSOR, within fifteen (15) days from the execution of this Addendum and every year thereafter.

Provided, that if the last remaining year of the Lease Period shall comprise of less than twelve months, the LESSEE shall pay only a proportionate amount of the stipulated Additional Annual Lease Rental for that particular year corresponding to the actual number of months for which the Addendum to the Contract of Lease shall remain effective.

As shown in the above schedule, the Additional Annual Lease Rental shall increase by two and a half percent (2.5%) (the “2.5% Escalation Rate”) starting on the 16th year of the Lease Period and every year thereafter.

The provisions of this Section 3 notwithstanding, beginning on the 16th year of the Lease Period and until the expiry thereof, LESSEE shall pay LESSOR an annual lease payment which shall be the higher either (i) the amount indicated in the above schedule or (ii) the amount equivalent to three percent (3%) of the zonal value designated by the Bureau of Internal Revenue (BIR) for the total area of the land constituting the Additional Leased Properties, excluding the value of any improvements thereon.

The Additional Annual Lease Rental once it falls due shall be considered public funds.

Section 4. TURN OVER OF THE ADDITlONAL LEASED PROPERTIES. The LESSOR shall immediately turn over the Additional Leased Properties to LESSEE upon the execution of this Addendum thereby allowing the LESSEE to take actual and physical possession of the Additional Leased Properties.

All other terms and conditions of the March 16, 2017 Contract of Lease not inconsistent herewith, shall continue to be in full force and effect, and the documents, from date hereof, shall be read as a single integrated document.

Section 5. RENEGOTIATION. In the event that facts and circumstances arise or be discovered which render this Addendum to the Contract of Lease disadvantageous to the government, the Parties hereto agree to immediately renegotiate its terms and conditions.

IN WITNESS WHEREOF, the Parties have hereunto caused this Addendum to the Contract of Lease to be executed this              day of                  , 2019 at the City of Manila.

TIGER RESORT, LEISURE AND ENTERTAINMENT, INC.		PHILIPPINE AMUSEMENT AND GAMING CORPORATION

TIN:		TIN:

BY:	/s/ KENJI SUGIYAMA	BY:	/s/ ANDREA D. DOMINGO
KENJI SUGIYAMA		ANDREA D. DOMINGO
TIN:		TIN:

Signed in the presence of.